W  Webb & Company, P.A.
   ------------------------------
C  Certified Public Accountants

                          INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated April 15, 2004, relating to the financial statements of King Capital Holdings, Inc. and to the reference to our firm under the caption "Experts" in the Registration Statement.




/s/ WEBB & COMPANY, P.A.
------------------------------------------
WEBB & COMPANY, P.A.

Boynton Beach, Florida
June 22, 2004




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                  1375 Gateway Blvd. * Boynton Beach, FL 33426
                 Telephone (561) 725-1721 * Fax: (561) 735-7679
                                www.cpawebb.com